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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                            -----------------------


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2)___

                               --------------------


                       IBJ SCHRODER BANK & TRUST COMPANY
              (Exact name of trustee as specified in its charter)

      New York                                              13-5375195
(Jurisdiction of incorporation                           (I.R.S. Employer
or organization if not a U.S. national bank)             Identification No.)


One State Street, New York, New York                       10004
(Address of principal executive offices)                 (Zip code)

                  Thomas McCutcheon, Assistant Vice President
                       IBJ SCHRODER BANK & TRUST COMPANY
                               One State Street
                           New York, New York 10004
                                (212) 858-2000
           (Name, address and telephone number of agent for service)


                            CALENERGY COMPANY, INC.
              (Exact name of obligor as specified in its charter)


      Delaware
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

302 South 36th Street, Suite 400
Omaha, Nebraska                                             68131
(Address of principal executive offices)                 (Zip code)


                      ----------------------------------

                         9-1/2% SENIOR NOTES DUE 2006
                        (Title of indenture securities)

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




Item 1.   General information

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department
          Two Rector Street, New York, New York

          Federal Deposit Insurance Corporation
          Washington, D.C.

          Federal Reserve Bank of New York Second District
          33 Liberty Street
          New York, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

                                      Yes

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

          Defaults by the Obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                     None

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                     None








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Item 16.  LIST OF EXHIBITS.

          List below all exhibits filed as part of this statement of eligibility.

          *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

          *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

          *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

          *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

           5.  Not Applicable

           6.  The consent of United States institutional trustee required by
               Section 321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                          NOTE



In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee, the obligor is not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE
                                   ---------


Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 1st day of November, 1996.



                       IBJ SCHRODER BANK & TRUST COMPANY



                     By:   /s/Thomas McCutcheon
                              ------------------------
                              Thomas McCutcheon
                              Assistant Vice President

                                   EXHIBIT 6

                              CONSENT OF TRUSTEE



Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by CalEnergy Company, Inc. of its 9-1/2% Senior Notes due 2006, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                       IBJ SCHRODER BANK & TRUST COMPANY




                     By:   /s/Thomas McCutcheon
                              ------------------------
                              Thomas McCutcheon
                              Assistant Vice President







Dated: November 1, 1996
















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                                   EXHIBIT 7


                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES


                          REPORT AS OF JUNE 30, 1996



                                                                                  DOLLAR AMOUNTS
                                                                                   IN THOUSANDS
                                                                                  --------------


                                    ASSETS
                                    ------

Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin   .........................$   39,834
    Interest-bearing balances.....................................................$  236,748

Securities:    Held to Maturity...................................................$  173,034
                     Available-for-sale...........................................$   35,882

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
    Federal Funds sold............................................................$   36,968
    Securities purchased under agreements to resell...............................$      -0-

Loans and lease financing receivables:
    Loans and leases, net of unearned income.........................$1,668,191
    LESS: Allowance for loan and lease losses........................$   54,288
    LESS: Allocated transfer risk reserve............................$      -0-
    Loans and leases, net of unearned income, allowance, and reserve..............$1,613,903

Assets held in trading accounts...................................................$      500

Premises and fixed assets.........................................................$    7,413

Other real estate owned...........................................................$      397

Investments in unconsolidated subsidiaries and associated companies...............$      -0-

Customers' liability to this bank on acceptances outstanding......................$      223

Intangible assets.................................................................$      -0-

Other assets......................................................................$   55,007


TOTAL ASSETS......................................................................$2,199,909









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                                  LIABILITIES
                                  -----------


Deposits:
    In domestic offices.....................................................$  652,676
        Noninterest-bearing .....................................$  278,082
        Interest-bearing ........................................$  374,594

    In foreign offices, Edge and Agreement subsidiaries, and IBFs...........$  893,475
        Noninterest-bearing .....................................$   15,577
        Interest-bearing ........................................$  877,898

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased.................................................$  212,000
    Securities sold under agreements to repurchase..........................$      -0-

Demand notes issued to the U.S. Treasury....................................$  48,606

Trading Liabilities.........................................................$      293

Other borrowed money:
    a) With original maturity of one year or less...........................$  102,049
    b) With original maturity of more than one year.........................$    3,000

Mortgage indebtedness and obligations under capitalized leases..............$      -0-

Bank's liability on acceptances executed and outstanding....................$      223

Subordinated notes and debentures...........................................$      -0-

Other liabilities...........................................................$   74,608


TOTAL LIABILITIES...........................................................$1,986,930

Limited life preferred stock and related surplus............................$      -0-


                                EQUITY CAPITAL


Perpetual preferred stock...................................................$      -0-

Common Stock................................................................$   29,649

Surplus.....................................................................$  217,008

Undivided profits and capital reserves......................................$  (34,414)

Plus:    Net unrealized gains (losses) on marketable equity securities......$      736

Cumulative foreign currency translation adjustments.........................$      -0-


TOTAL EQUITY CAPITAL........................................................$  212,979

TOTAL LIABILITIES AND EQUITY CAPITAL........................................$2,199,909